AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

   GENESIS CAPITAL CORPORATION OF NEVADA; GENESIS CAPITAL ACQUISITION CORP.;

               MILWAUKEE IRON PROFESSIONAL ARENA FOOTBALL, LLC;

             WISCONSIN PROFESSIONAL ARENA FOOTBALL INVESTMENT LLC

                                      AND

     THE PREFERRED SHAREHOLDERS OF GENESIS CAPITAL CORPORATION OF NEVADA.





                               JANUARY 26, 2010

                               TABLE OF CONTENTS

ARTICLE 1.        DEFINITIONS                                      4
ARTICLE 2.        THE MERGER                                       8
ARTICLE 3.        REPRESENTATIONS AND WARRANTIES
                  OF MIPAF AND WPAFI                               13
ARTICLE 4.        REPRESENTATIONS AND WARRANTIES
                  OF GENESIS AND GENESIS SUB.                      24
ARTICLE 5.        REPRESENTATIONS AND WARRANTIES
                  OF GENESIS PREFERRED SHAREHOLDERS                29
ARTICLE 6.        CONDITIONS TO CONSUMMATION OF MERGER             29
ARTICLE 7.        POST-CLOSING COVENANTS                           32
ARTICLE 8.        TERMINATION                                      34
ARTICLE 9.        INDEMNIFICATION REMEDIES, SURVIVAL               34
ARTICLE 10.       MISCELLANEOUS                                    37
EXHIBITS AND SCHEDULES                                             42

THE SECURITIES TO WHICH THIS AGREEMENT AND PLAN OF MERGER RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                         AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan Of Merger (this "AGREEMENT") is made effective as of the 26th of January, 2010 by and among Genesis Capital Corporation of Nevada, a Nevada Corporation ("GENESIS"), Genesis Capital Acquisition Corp., a wholly-owned subsidiary of Genesis ("GENESIS SUB"), Milwaukee Iron Professional Arena Football, LLC, a Wisconsin limited liability company ("MIPAF"), Wisconsin Professional Arena Football Investment LLC, a Wisconsin limited liability company ("WPAFI") and Christopher Astrom, as the sole owner of all of Genesis' outstanding preferred stock (the "GENESIS PREFERRED SHAREHOLDERS"). Genesis, Genesis Sub, MIPAF, WPAFI and Genesis Preferred Shareholders, each individually, a "PARTY" or, collectively, the "PARTIES".

                                   RECITALS:

      A. The Parties desire to set forth the terms and conditions pursuant to which Genesis shall combine with MIPAF and WPAFI pursuant to a merger (the "MERGER") in accordance with the Chapter 92A of the Nevada Revised Statutes (the "NRS"), Chapter 183 of the Wisconsin Statutes (the "WISCONSIN LLC ACT") and the terms of this Agreement whereby MIPAF and WPAFI will merge with and into Genesis Sub, with Genesis Sub continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Genesis (the "SURVIVING CORPORATION");

      B. The respective boards of directors and managers (as the case may be) of each of Genesis, Genesis Sub, MIPAF and WPAFI deem it advisable and in the best interests of their respective companies that they consummate the Merger;

      C. The boards of directors and managers (as the case may be) of each of Genesis, Genesis Sub, MIPAF and WPAFI have approved this Agreement and the other matters contemplated hereby; and

      D. This Agreement, the Merger and the other matters contemplated hereby have been approved by the sole stockholder of Genesis Sub and the Members (as defined below) of MIPAF and WPAFI, as required pursuant to the requirements of the NRS, the Wisconsin LLC Act and the Operating Agreement (as defined below).

      NOW THEREFORE, in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree each with the other as follows:

ARTICLE 1.  DEFINITIONS

        1.1 DEFINITIONS. The following terms have the following meanings, unless the context indicates otherwise:


       "AFFILIATE" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person. For purposes of this definition a Person is deemed to "control" an Entity if such Person, directly or indirectly,
       (i) has the power to direct the management or policies of such Entity; or (ii) owns, beneficially or of record (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body or (b) at least fifty percent (50%) of the outstanding equity or financial interests of such Entity.

       "AGREEMENT" means this Agreement and Plan of Merger, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

       "APPLICABLE SECURITIES LEGISLATION" means all applicable securities legislation in all jurisdictions relevant to the issuance of the Genesis Shares;

       "CLOSING" means   the  completion of the Transaction, in accordance with
       Section 2 hereof, at which time the Closing Documents will be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

       "CLOSING DATE" means January 26, 2010, or a date mutually agreed upon by the parties hereto;

       "CLOSING DOCUMENTS" means the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

       "CODE" shall mean United States Internal Revenue Code of 1986, as amended.

       "COMPANY" means MIPAF and WPAFI;

       "EMPLOYEE BENEFIT PLAN" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of ERISA, any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including, without limitation, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, options, or other forms of incentive compensation or post-retirement compensation.

       "ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

       "GENESIS COMMON STOCK" means the common stock, $0.001 par value per share, of Genesis.

       "GENESIS CONTRACT" means any agreement, contract, obligation, arrangement or understanding, whether oral or written, including any amendment, supplement, restatement, renewal or replacement thereto: (i) to which Genesis is a party; (ii) by which Genesis or any of its assets is or may become bound or under which Genesis has, or may become subject to, any obligation; or (iii) under which Genesis has or may acquire any right or interest.

       "GENESIS PREFERRED STOCK" means the Series A Preferred Stock and the Series B Preferred Stock;

       "GENESIS PREFERRED SHAREHOLDERS" means Christopher Astrom;

       "GENESIS SUB COMMON STOCK" means the common stock, par value $0.001 per share, of Genesis Sub.

       "GOVERNMENTAL BODY" means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, supranational or other government (including the European Union); or (iii) governmental, self-regulatory or quasi-governmental authority of any nature, including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal.

       "INTELLECTUAL PROPERTY" means all intellectual property owned or used in the conduct of the business of any Party, as it is currently conducted, including, but not limited to, (i) all United States and foreign patents (both issued and applied for) listed on the Company Disclosure Schedule or Genesis Disclosure Schedule, as applicable, (ii) all trademarks, trade names, service marks, copyrights, and all applications for such trademarks, trade names, service marks and copyrights, and all patent rights in each case listed on the Company Disclosure Schedule or Genesis Disclosure Schedule, as applicable, and (iii) all trade secrets, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material, and all Third Party Intellectual Property Rights including, without limitation, issued United States and foreign patents, patent rights and patent applications (excluding packaged commercially available licensed software programs sold to the public) owned by or for which any Party has acquired the rights to use whether by license or otherwise.

       "KNOWLEDGE" means, (a) when made with reference to the Company, the actual knowledge of the executive officers of the Company, and (b) when made with reference to Genesis, the actual knowledge of the executive officers of the Genesis.

       "LEGAL PROCEEDING" means any ongoing or threatened action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other governmental body or any arbitrator or arbitration panel.

       "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign, international, multinational or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

       "LIABILITIES" mean any debt, obligation, duty or liability of any nature (including unknown, undisclosed, unmatured, unaccrued, contingent, or indirect) regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

       "LIEN" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business of the Company and not material to the Company, and (iv) liens for current Taxes that are being contested in good faith.

       "LOSS" means any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by the Parties including damages for lost profits or lost business opportunities.

       "MANAGER" means each individual appointed as a manager of MIPAF and WPAFI, whether or not such position is referred to as a manager or a director of MIPAF and WPAFI.

       "MATERIAL ADVERSE EFFECT" when used in connection with a Party means any change, event, circumstance or effect whether or not such change, event, circumstance or effect is caused by or arises in connection with a breach of a representation, warranty, covenant or agreement of such Party in this Agreement that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations or employees of such Party taken as a whole with its subsidiaries, except to the extent that any such change, event, circumstance or effect results from (i) changes in general economic conditions, (ii) changes affecting the industry generally in which such Party operates (provided that such changes do not affect such Party in a substantially disproportionate manner), or (iii) changes in the trading prices for such Party's capital stock.

       "MATERIAL CONTRACT" means a contract, series of contracts or a commitment requiring payments or other consideration by or from the Company in excess of Ten Thousand Dollars ($10,000) during the term of the Contract.

       "MEMBERS" shall mean the holders of the Membership Interests of MIPAF and WPAFI immediately prior to the Effective Time.

       MEMBERSHIP INTERESTS" means all of the issued and outstanding membership interests of MIPAF and WPAFI immediately prior to the Effective Time.

       "MERGER SHARES" means Genesis Common Stock issued to the Members in consideration for the conversion of the Membership Interests as a result of the Merger, pursuant to the provisions of Article 2 hereafter.

       "OPERATING AGREEMENT" means MIPAF and WPAFI's Operating Agreement dated November 29, 2006, and January 1, 2008, respectively.

       "ORDER" shall mean any writ, decree, permanent injunction, order or similar action used in a legal proceeding.

       "PERMITS" shall mean all permits, licenses, registrations, certificates, Orders or approvals received from any Governmental Body (including, without limitation, those issued or required under applicable export laws or regulations).

       "PERSON" means any individual, partnership, joint venture, corporation, limited liability company, limited liability partnership, trust or incorporated organization.

       "SEC" means the United States Securities and Exchange Commission;

       "SECURITIES ACT" means the Securities Act of 1933, as amended;

       "SEC REPORTS" means the periodic and current reports filed by Genesis with the SEC pursuant to the Exchange Act.

       "TAXES" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

       "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

       "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" means all material written licenses, sublicenses and other agreements as to which the Company, Genesis or Genesis Sub, as applicable, is a party and pursuant to which any of them is authorized to use any third party patents, patent rights, trademarks, service marks, trade secrets or copyrights, including software which is used in such Party's business or which form a part of any existing product or service of such Party, excluding commercially available licensed software programs sold to the public.

       "TRANSACTION" means the merger of MIPAF and WPAFI into Genesis Sub and the issuance of the Merger Shares to the Members;

       "TRANSACTION DOCUMENTS" means this Agreement, including all schedules and exhibits hereto, along with any and all other documents entered into by the Parties in connection with the transactions contemplated hereunder.

       EXHIBITS & SCHEDULES. The following exhibits & schedules are attached to and form part of this Agreement:


     	 Exhibit A        - Officers and Directors to be Appointed after
         		    Closing of Merger
         Exhibit B        - Company Legal Opinion (Section 6.2(h))
         Schedule 2.4(c)  - Allocation of Merger Shares to Company Members
         Schedule 3.1     - Company Foreign Jurisdictions; Subsidiaries
         Schedule 3.3(a)  - Company Members and Ownership List
         Schedule 3.3(b)  - Company Warrants, Options and other obligations to
         		    issue Membership Interests
         Schedule 3.6     - Company Financial Statements - Years Ended
         		    September 30, 2008, 2009 and three month period ended December 31, 2009
         Schedule 3.8     - Liabilities
         Schedule 3.10(a) - Company Personal Property
         Schedule 3.10(b) - Company Owned Real Property
         Schedule 3.10(c) - Company Leased Real Property
         Schedule 3.11    - Company Intellectual Property
         Schedule 3.12    - Company Material Contracts
         Schedule 3.13    - Company Brokers
         Schedule 3.14(a) - Company Insurance Policies
         Schedule 3.15(a) - Company Litigation
         Schedule 3.15(b) - Company Litigation related Documents
         Schedule 3.16    - Company Legal Violations
         Schedule 3.17    - Company Recent Employee Terminations
         Schedule 3.18(a) - Company Employee Benefit Plans
         Schedule 3.18(j) - Company Arrangements with Employees
         Schedule 3.19    - Company Permits
         Schedule 3.21    - Company Banking Relationships
         Schedule 3.22    - Company Environmental Protection
         Schedule 3.24    - Company Related Party Transactions


        1.2 CURRENCY. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

ARTICLE 2.  THE MERGER

        2.1 MERGER. Upon and subject to the terms and conditions of this Agreement, MIPAF and WPAFI shall merge with and into Genesis Sub at the Effective Time. From and after the Effective Time (as such term is defined in Section 2.2 hereafter), the separate corporate existence of MIPAF and WPAFI shall cease and Genesis Sub shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION"). Following the Effective Time, the Surviving Corporation shall be operated as a wholly-owned subsidiary of Genesis. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of MIPAF and WPAFI and Genesis Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of MIPAF and WPAFI and Genesis Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        2.2 CLOSING; EFFECTIVE TIME. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, FL 33401, or such other location mutually agreed upon by the Parties, on or before January 26, 2010, unless otherwise mutually agreed upon by the Parties (the "CLOSING DATE"). Contemporaneously with the Closing, properly executed articles of merger conforming to the requirements of the NRS (the "NEVADA ARTICLES OF MERGER") shall be filed with the office of the Secretary of State of Nevada and a properly executed articles of merger conforming to the requirements of the Wisconsin LLC Act (the "WISCONSIN ARTICLES OF MERGER") also shall be filed with the office of the Secretary of State of Wisconsin. The Merger shall become effective only upon the acceptance of the Nevada Articles of Merger and the Wisconsin Articles of Merger by the Secretary of State of Nevada and the Secretary of State of Wisconsin, respectively (the "EFFECTIVE TIME"). The Merger shall have the effects specified in this Agreement, the Nevada Articles of Merger, the Wisconsin Articles of Merger and the applicable provisions of the NRS and the Wisconsin LLC Act.

        2.3 CORPORATE STRUCTURE OF THE SURVIVING CORPORATION; APPOINTMENT OF NEW DIRECTORS AND RESIGNATION OF EXISTING DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. Unless otherwise mutually determined by the Parties hereto prior to the Effective Time: (i) the articles of incorporation of Genesis Sub immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation upon and after the Effective Time, until hereafter amended pursuant to the NRS and (ii) the bylaws of Genesis Sub immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation upon and after the Effective Time. In addition, upon the Closing of the Merger the officers and directors of Genesis Sub shall become the officers and directors of the Surviving Corporation. At the
  Effective Time, and in accordance with the provisions of Section 7.3 hereafter, the sole director of the Surviving Corporation shall appoint the individuals set forth on Exhibit A attached as new directors of the Surviving Corporation, to serve until such time as their successors are duly elected and qualified, and the existing director immediately thereafter shall resign as a director of the Surviving Corporation. Furthermore, at the Effective Time, and in accordance with the provisions of Section 7.3 hereafter, the sole officer of the Surviving Corporation also shall resign from all positions held by him in the Surviving Corporation. The remaining directors of the Surviving Corporation, in accordance with the provisions of Section
  7.3 hereafter, shall thereafter appoint the individuals listed on Exhibit A as the new officers of the Surviving Corporation, to hold such offices also set forth on Exhibit A until such time as their successors are duly elected and qualified. In accordance with Section 7.4 of the Merger Agreement, Richard Astrom and Christopher Astrom shall remain the sole officers and directors of Genesis Capital Corporation of Nevada, Inc. until such time as the Preferred Stock has been redeemed in accordance with Section 7.3.

        2.4  CONSIDERATION; CONVERSION OF MEMBERSHIP INTERESTS.

      (a) As a result of the Merger, Genesis shall issue to all of the Members an aggregate of 29,040,000 Merger Shares as determined pursuant to provisions of Section 2.4(b) hereafter.

      (b) At the Effective Time and without any further action on the part of Genesis, MIPAF, WPAFI, the Surviving Corporation or any other Person, each of the Membership Interests outstanding, immediately prior to the Effective Time (other than any Membership Interests that are Dissenting Interests) shall be converted into the right to receive 91,255 Merger Shares, subject to nominal rounding adjustments.

      (c) Within twenty (20) days after the Closing Date, Genesis shall deliver to the Members in connection with the Merger and in consideration for the conversion of the Membership Interests, stock certificates representing the Merger Shares issued in the names of such Members and in the amounts set forth in Schedule 2.4(c) of the Company Disclosure Schedule (as such term is defined in Article 3 hereafter).

      (d) If any of the stock certificates issuable with respect to the Merger Shares are to be issued in the name of a person other than a Member of record of MIPAF or WPAFI, it shall be a condition to the issuance of such Merger Shares that (i) the request shall be in writing and properly documented (e.g., assigned, endorsed or accompanied by appropriate transfer powers, (ii) such transfer shall otherwise be proper and in accordance with all applicable federal and state laws, rules and regulations, and (iii) the Person requesting such transfer shall pay to Genesis any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Genesis that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, none of Genesis, MIPAF, WPAFI, the Surviving Corporation or any of their Affiliates, subsidiaries, directors, officers, agents or employees shall be liable to any Member for any Merger Shares issued to such Member pursuant to this Section 2.4(d) that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      (e) In the event any certificate or other instrument representing Membership Interests shall have been lost, stolen or destroyed, the Board of Directors of Genesis may, in its sole discretion and as condition precedent to the issuance of the Merger Shares in consideration therefore pursuant to this Agreement, require the owner of such lost, stolen or destroyed certificate or other instrument representing Membership Interests to submit to Genesis an affidavit stating that such certificate or other instrument representing Membership Interests was lost, stolen or destroyed and to give Genesis an indemnity in customary form against any claim that may be made against Genesis with respect to the certificate or other instrument representing Membership Interests alleged to have been lost, stolen or destroyed.

        2.5 CLOSING OF TRANSFER BOOKS. At the Effective Time, each of the Members shall cease to have any rights as a Member of MIPAF and WPAFI and shall not have any rights as a stockholder or otherwise with respect to the Surviving Corporation (except as set forth in this Agreement with respect to the Merger Shares), and the transfer books of MIPAF and WPAFI shall be closed with respect to all Membership Interests outstanding immediately prior to the Effective Time. No further transfer of any such Membership Interests shall be made on such transfer books after the Effective Time. If, after the Effective Time, a valid certificate or other instrument previously representing any Membership Interests is presented to Genesis, such certificate or other instrument shall be canceled and exchanged as provided in this Article 2.

        2.6  ACTIONS AT THE CLOSING.

      (a)   MIPAF  and  WPAFI  shall deliver the following to  Genesis  at  the
Closing: (i) certificates or any other instruments representing the Membership Interests, accompanied by appropriate transfer powers duly executed in blank or duly executed instruments of transfer and any other documents that are necessary to transfer to Genesis good and valid title to the Membership Interests free and clear of all liens; and (ii) the various certificates, instruments and documents referred to in Article 7 herein to be delivered by MIPAF and WPAFI. All certificates or other instruments representing the Membership Interests surrendered to Genesis shall be canceled after such delivery. Until surrendered as contemplated by this Section 2.6, each such certificate or other instrument representing Membership Interests (other than any certificate or other instrument representing Dissenting Interests, as defined below) shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Merger Shares in accordance with this Agreement.

      (b) Genesis shall deliver to MIPAF and WPAFI, at the Closing, the various certificates, instruments and documents referred to in Article 7 herein. In addition, Genesis shall deliver to each Person entitled to be issued Merger Shares, certificates representing the applicable number of Merger Shares issuable to such Person in accordance with Section 2.4 hereof.

        2.7  EFFECT ON MEMBERSHIP INTERESTS.

      (a) At the Effective Time, the Membership Interests shall, except for with respect to any Dissenting Interests, by virtue of the Merger and without any action on the part of any Party or the holder thereof, automatically be canceled and extinguished and converted into the right to receive the Merger Shares.

      (b) At the Effective Time, each Membership Interest issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for approximately 91,255 (subject to nominal rounding adjustments) validly issued, fully paid and nonassessable shares of Genesis Common Stock.

      (c) Notwithstanding the foregoing, no fractional shares of Genesis Common Stock shall be issued as part of the Merger Shares. In lieu of issuance of any fractional shares of Genesis Common Stock that would otherwise be issuable, such fractional shares shall be rounded up to the nearest whole number.

      (d)   Notwithstanding  the  foregoing,  no amounts shall be payable at or after  the  Effective  Time  with respect to any Dissenting  Interests  or  any
Membership Interests with respect to which dissenters' rights have not terminated. In the case of Dissenting Interests, payment shall be made in accordance with the provisions of Section 2.11 hereafter. In the case of any Membership Interests with respect to which dissenters' rights have not terminated as of the Effective Time, if such Membership Interests become Dissenting Interests, payment shall be made in accordance with Section 2.11 hereafter and if, instead, the dissenters' rights with respect to such Membership Interests irrevocably terminate after the Effective Time, such
Membership Interests shall only entitle the holders thereof to receive the applicable Merger Shares upon delivery of the certificate(s) or other instrument(s) representing the applicable Membership Interests.

        2.8 CERTIFICATE LEGENDS. The Merger Shares to be issued pursuant to this Article 2 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under any applicable state securities laws. As a result, the Merger Shares may be resold without registration under the Securities Act and any applicable state securities laws only in certain limited circumstances. Each certificate evidencing Merger Shares to be issued pursuant to this Article 2 shall bear the following legend:

      THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

        2.9 TAX AND ACCOUNTING CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of
  Section 368 of the Internal Revenue Code, and the Parties shall report the transactions contemplated herein consistent with such intent and shall take no position inconsistent therewith. The Parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        2.10 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of MIPAF, WPAFI and Genesis Sub; the Surviving Corporation and the officers and directors of the MIPAF, WPAFI and Merger Sub are fully authorized in the name of their respective entities or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

        2.11 DISSENTERS' RIGHTS. Membership Interests that have not been voted for approval of this Agreement and the Merger contemplated hereunder, or consented thereto in writing, and with respect to which a demand for payment of "fair value" for such Membership Interests have been properly made in accordance with section 183.1206 of the Wisconsin Act ("DISSENTING INTERESTS") will not be converted into the right to receive the Merger Shares otherwise payable with respect to such Membership Interests at or after the Effective Time, but will be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to such Dissenting Interests pursuant to Section 183.1206 of the Wisconsin Act and any other applicable laws of the state of Wisconsin. If a holder of Dissenting Interests (a "DISSENTING INTEREST HOLDER") withdraws his or her demand for such payment and appraisal or becomes ineligible for such payment and appraisal, then, as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Interests will cease to be Dissenting Interests and will be converted into the right to receive, and will be exchangeable for, the Merger Shares in accordance with Section 2.4 of this Agreement. The Company will give Genesis and Genesis Sub prompt notice of any demand received by MIPAF and WPAFI from a Dissenting Interest Holder for appraisal of such Dissenting Interest Holder's Membership Interests, and Genesis shall have the right to participate in all negotiations and proceedings with respect to such demand. MIPAF and WPAFI agree that, except with the prior written consent of Genesis, or as required under the Wisconsin LLC Act, it will not voluntarily make any payment with respect to, or settle or offer or agree to settle, any such demand for appraisal. Each Dissenting Interest Holder who, pursuant to the provisions of the Wisconsin LLC Act, becomes entitled to payment of the "fair value" of the Dissenting Interests will receive payment therefor but only after the "fair value" has been determined pursuant to such provisions. Any portion of the Merger Shares that would otherwise have been payable with respect to Dissenting Interests if such Membership Interests were not Dissenting Interests will be retained by Genesis.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF MIPAF AND WPAFI

      Except as set forth in the Company Disclosure Schedule attached to this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), MIPAF and WPAFI (unless the context otherwise requires, each and collectively, the "COMPANY") hereby represent and warrant to Genesis, Genesis Sub and the Genesis Preferred Shareholders as follows:

        3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wisconsin. The Company has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
  (iii) to perform its obligations under all Company Contracts. The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than any jurisdictions set forth in Schedule 3.1 of the Company Disclosure Schedule. Except as set forth on Schedule 3.1 of the Company Disclosure Schedule, the Company has no subsidiaries. Except as otherwise set forth in
  Schedule 3.1 of the Company Disclosure Schedule, the Company does not own any controlling interest in any Entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Neither the Company nor any of the Members of the Company has ever approved, or commenced any Legal Proceeding or made any election, in either case, contemplating the dissolution or liquidation of the Company's business or affairs.

        3.2 ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT; RECORDS. The Company has delivered to Genesis accurate and complete (through the date hereof) copies of: (i) the Company's articles of organization including all amendments thereto (hereinafter the "COMPANY CHARTER"); (ii) the Company's Operating Agreement and all amendments thereto (the "OPERATING AGREEMENT");
  (iii) the records of the Members and Membership Interests of the Company; and
  (iv) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Members, the Managers of the Company and any committees established by the Managers of the Company (the items described in the foregoing clauses "(i)", "(ii)", "(iii)" and "(iv)" of this Section 3.2 being collectively referred to herein as the "COMPANY DOCUMENTS"). There have been no formal meetings held by, or material corporate actions taken by, the Members of the Company, the Managers of the Company or any committee that are not fully reflected in the Company Documents. There has not been any violation of any of the Company Documents, and at no time has the Company taken any action that is inconsistent in any material respect with the Company Documents. The books of account, membership interest records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

        3.3  CAPITALIZATION.

      (a) There are currently 263 Membership Interests issued and outstanding. Schedule 3.3(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Members of the Company, indicating the number of Membership Interests held by each Member and their respective addresses. Each Membership Interest represents an equity interest in the Company equal to approximately .49% of the total outstanding equity interests of the Company. All issued and outstanding Membership Interests prior to the Effective Time have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding Membership Interests of the Company have been duly and validly issued in compliance with the Company Documents and all applicable federal and state securities laws including, without limitation, applicable exemptions from any requirements for registration or qualification. The Membership Interests are free and clear of any liens, pledges, encumbrances, charges, agreements adversely effecting title to such Membership Interests or claims (other than those created by virtue of this Agreement or by Genesis), and the certificates or other instruments evidencing the ownership of such Membership Interests are in proper form for the enforcement of the rights and limitations of rights pertaining to said Membership Interests which are set forth in the Company Charter and the Operating Agreement.

      (b) Except as set forth on Schedule 3.3(b) of the Company Disclosure Schedule, there are no: (i) outstanding subscriptions, options, calls, warrants, rights or agreements (whether or not currently exercisable) to acquire any Membership Interests of the Company; (ii) outstanding notes, instruments or obligations that are or may become convertible into or exchangeable for any Membership Interests of the Company; (iii) Company Contracts (other than this Agreement) under which the Company is or may become obligated to sell, transfer, exchange or issue any Membership Interests of the Company; (iv) agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, or any Membership Interests of the Company; or (v) conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any Membership Interests of the Company.

        3.4 AUTHORIZATION OF TRANSACTION. The Company has all necessary corporate power and authority to enter into and to perform its obligations under the Transaction Documents, and the execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all necessary action on the part of the Company, its Managers and its Members. Each of the Transaction Documents to which the Company is a party constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and
  (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.5 NONCONTRAVENTION. Neither the execution, delivery or performance of the Transaction Documents, nor the consummation of any of the transactions contemplated thereby, will directly or indirectly (with or without notice or lapse of time): (i) result in a violation of any of the provisions of the Company Documents; (ii) to the Company's Knowledge, result in a violation of, or give any governmental body or other Person the right to challenge any of the transactions contemplated by the Transaction Documents or to exercise any remedy or obtain any relief under any, legal requirement or any order to which the Company, or any of the assets owned, used or controlled by the Company, is subject; or (iii) result in a violation or breach of, or result in a default under, with or without notice or lapse of time, any provision of any Material Contract of the Company, except for any violations or breaches which may be caused by the Company's failure to secure a consent to assign such Company Contract; provided, however, that any such violation or breach would not have a Material Adverse Effect on the Company or the ability of the Parties to consummate the transactions contemplated by this Agreement.

        3.6 FINANCIAL STATEMENTS. The audited financial statements of the Company for the years ended September 30, 2008 and 2009 and the unaudited interim financial statements for the three (3) month period ended December 31, 2009 (the "BALANCE SHEET DATE") are attached hereto on Schedule 3.6 of the Company Disclosure Schedule (the "COMPANY FINANCIAL STATEMENTS"), which Company Financial Statements are in final draft form and have been prepared in connection with the Merger. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

        3.7 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, the Company has conducted its business as ordinarily conducted consistent with past practice and there has not occurred any change, event or condition
  (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any Material Adverse Effect on the Company.

        3.8 UNDISCLOSED LIABILITIES. Except as set forth in Schedule 3.8 of the Company Disclosure Schedule, the Company has no Liabilities (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) Liabilities accrued, reflected, or reserved against in the Company Financial Statements,
  (b) Liabilities which have arisen since the Balance Sheet Date, in the ordinary course of business, (c) contractual or statutory Liabilities incurred in the ordinary course of business, none of which are material in nature or exceed $5,000, in the aggregate (d) Liabilities incurred in connection with the negotiation of the Transaction Documents and the transactions contemplated thereby and (e) Liabilities which would not have a Material Adverse Effect on the Company.

        3.9 TAX MATTERS. All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body before the Closing Date (the
  "COMPANY RETURNS"): (i) have been or will be filed on or before the applicable due date (including any extensions of such due date); (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements; and
  (iii) have been provided or made available to Genesis and Genesis Sub. All Taxes owed by the Company have been paid when due, whether or not such amounts are shown on any Company Returns. The Company Financial Statements fully accrue all actual and contingent Liabilities for unpaid Taxes with respect to all periods through the date thereof and the Company has made adequate provision for unpaid Taxes after that date in its books and records. No Company Return is currently under examination or audit by any governmental body. No claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied Liabilities for Taxes, including Liabilities for interest, additions to tax and penalties thereon and related expenses, with respect to which any notice of deficiency or similar document has been received by the Company (other than Liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no Liens for Taxes upon any of the assets of the Company except Liens for current Taxes not yet due and payable.

        3.10  ASSETS; EQUIPMENT AND REAL PROPERTY.

      (a) Schedule 3.10(a) of the Company Disclosure Schedule sets forth a true and complete list of all inventory, machinery, equipment, furniture, office equipment, raw materials, vehicles and other material items of tangible personal property of every kind owned by the Company and used in connection with its business included on the most recent balance sheet at a book value of more than $2,000 (the "COMPANY PERSONAL PROPERTY"). The Company has good and marketable title to the Company Personal Property, and the Company Personal Property is owned free and clear of all Liens of every kind and nature except as otherwise disclosed in the Company's audited financial statements dated September 30, 2009 and reviewed financial statements dated December 31, 2009. All of the Company Personal Property and other tangible assets owned by or leased to the Company are in good condition and repair, normal wear and tear excepted.

      (b) Schedule 3.10(b) of the Company Disclosure Schedule sets forth a true and complete list of all real property or interests in real property owned by the Company (the "COMPANY OWNED REAL PROPERTY"). The Company has good and marketable title to the Company Owned Real Property and the Company Owned Real Property is owned free and clear of all Liens of every kind and nature except as otherwise disclosed in the Company's audited financial statements dated September 30, 2009 and reviewed financial statements dated December 31, 2009..

      (c) Schedule 3.10(c) of the Company Disclosure Schedule sets forth a true and complete list of all real property or interests in real property leased by the Company (the "COMPANY LEASED REAL PROPERTY" and together with the Company Owned Real Property, the "COMPANY REAL PROPERTY"). The Company has delivered to Genesis and Genesis Sub accurate and complete copies of all leases and agreements pertaining to the Company Leased Real Property. With respect to each lease and sublease listed in Schedule 3.10(c) of the Company Disclosure Schedule, and except as set forth on such Schedule 3.10(c):

              (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect with respect to the Company and, to the Company's Knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, and will continue to be so following the Closing in accordance with the terms thereof as in effect prior to the Closing (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought);

              (ii) the Company is not in breach or default under any such lease or sublease and, to the Company's knowledge, no other party to the lease or sublease is in breach or default, and, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

              (iii) there are no oral agreements  or  forbearance  programs  in effect as to the lease or sublease;

              (iv) the Company has not received any written notice of any dispute with regards to any lease or sublease; and

              (v)   the  Company  has  not  assigned,  transferred,   conveyed,
                    mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

      (d) The Company is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or rule applicable to the operation of the owned or leased assets (the violation of which would have a Material Adverse Effect on its business), nor has the Company received any written notice of violation with which it has not complied.

        3.11  INTELLECTUAL  PROPERTY.  Schedule  3.11 of the Company Disclosure
  Schedule is a true and complete list of (i) all Intellectual Property presently owned or held by the Company and (ii) any license agreements under which Company has access to any confidential information used by the Company in its business (such licenses and agreements, collectively, the "INTELLECTUAL PROPERTY RIGHTS") necessary for the conduct of the Company's business as conducted and as currently proposed to be conducted by the Company. The Company owns, or has the right to use, free and clear of all Liens, all of the Intellectual Property and the Intellectual Property Rights. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property and the Intellectual Property Rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to any of the Intellectual Property, the Intellectual Property Rights and the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as conducted and as currently proposed to be conducted by the Company, violates any Third Party Intellectual Property Rights and to the Company's Knowledge, the business as conducted and as currently proposed to be conducted by the Company will not cause the Company to infringe or violate any Third Party Intellectual Property Rights. There is no defect in the title to any of the Intellectual Property or, to the extent that the Company has title to Intellectual Property Rights to any Intellectual Property Rights. To the Company's Knowledge, no officer, employee or Manager is obligated under any contract (including any license, covenant or commitment of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with the performance of such person's duties as an officer, employee or Manager of the Company, the use of such person's best efforts to promote the interests of the Company or the Company's business as conducted or as currently proposed to be conducted by the Company. No prior employer of any current or former employee of the Company has any right, title or interest in the Intellectual Property and to the Company's Knowledge, no person or entity has any right, title or interest in any Intellectual Property. It is not and will not be with respect to the business as currently proposed to be conducted necessary for the Company to use any inventions of any of its employees made prior to their employment by the Company. Schedule 3.11 of the Company Disclosure Schedule sets forth the applicable exceptions and qualifications to this
  Section 3.11.

        3.12 CONTRACTS. Schedule 3.12 of the Company Disclosure Schedule identifies each Material Contract and provides an accurate description of the terms of each Material Contract that is not in written form. The Company has delivered to Genesis accurate and complete copies of all written Material Contracts. Each Material Contract is valid, binding and enforceable by the Company in accordance with its terms subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and
  (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth in Schedule 3.12 to the Company Disclosure Schedule, the Company has not violated or breached, or committed any default under, any Material Contract, and, to the Company's Knowledge, no other Person has violated or breached, or committed any default under, any Material Contract. Schedule 3.12 of the Company Disclosure Schedule provides an accurate and complete list of all Consents required under any Material Contract to consummate the transactions contemplated by the Transaction Documents.

        3.13 FINDER'S FEE. Except as set forth on Schedule 3.13 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by the Transaction Documents based upon any arrangements or agreements made by or on behalf of the Company.

        3.14  INSURANCE.

      (a) Schedule 3.14(a) of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, director and officer, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. Schedule 3.14(a) of the Company Disclosure Schedule lists each person or entity required to be listed as an additional insured under each such policy. Each such policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect following the Closing.

      (b) The Company is not in breach or default, and does not anticipate being in breach or default after Closing (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; except for any breach, default, event, termination, modification or acceleration that would not have a Material Adverse Effect on the Company; and the Company has not received any written notice or to the Company's Knowledge, oral notice, from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

        3.15  LITIGATION.

      (a) Except as set forth in Schedule 3.15(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding, and to the Company's Knowledge, no Person has threatened to commence any Legal Proceeding, that (i) involves or affects the Company or any of the assets owned or used by the Company, or (ii) that challenges the Merger or any of the other transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.15 of the Company Disclosure Schedule, no Legal Proceeding currently exists that involves or affects the Company or the assets owned by the Company. There is no Order in which the Company is named or to which any of the assets of the Company is subject.

      (b) Except as set forth in Schedule 3.15(b) of the Company Disclosure Schedule, there are no material agreements or other documents or instruments settling any Legal Proceeding.

        3.16 LEGAL COMPLIANCE; RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth in Schedule 3.16 of the Company Disclosure Schedule, the Company is, and has at all times been, in compliance with all applicable Legal Requirements, except to the extent that failure to comply would not be likely to have a Material Adverse Effect on the Company. Except as set forth on
  Schedule 3.16 of the Company Disclosure Schedule, the Company has never received any notice or other communication from any Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement. The Company has obtained all material Permits, certificates and licenses required by any Legal Requirement for the conduct of its business and the ownership of its assets. The Company is not in violation of any such Permit, certificate or license, and no Legal Proceedings are pending or, to the Knowledge of the Company, threatened to revoke or limit any such Permit, certificate or license.

        3.17  EMPLOYEES.

      (a) To the Company's Knowledge, no employee has any plans to terminate employment with the Company within six months of the date hereof. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no Knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company. The Company is in compliance in all material respects with all currently applicable laws and regulations respecting wages, hours, occupational safety, or health, fair employment practices, and discrimination in employment terms and conditions, and is not engaged in any unfair labor practice except, in each case, where such practice or failure to comply would not reasonably be expected to have a Material Adverse Effect. There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. There are no proceedings pending or, to the Company's Knowledge, threatened, between the Company and its employees, which proceedings have or would reasonably be expected to have a Material Adverse Effect on the Company.

      (b) Schedule 3.17 of the Company Disclosure Schedule contains a list of employees whose employment has been terminated by the Company in the ninety
(90) days prior to Closing; including the name, address, date and reason for such termination.

        3.18  EMPLOYEE BENEFITS.

      (a)   Schedule  3.18(a)  of  the  Company  Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, or any ERISA Affiliate. Complete and accurate copies of (i) all such Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all such unwritten Employee Benefit Plans,
(iii) all related trust agreements, insurance contracts and summary plan descriptions and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years (or such shorter period with respect to which the Company or any ERISA Affiliate has an obligation file Form 5500) for each Employee Benefit Plan, have been delivered or made available to Genesis. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, and the ERISA Affiliates has met its obligations in all material respects with respect to such Employee Benefit Plan and has made all required contributions thereto within the time frames as prescribed by ERISA and the Code. The Company and all Employee Benefit Plans are in material compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

      (b) To the Company's Knowledge, there are no investigations by any governmental body, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

      (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the remedial amendment period for requesting such determination has not yet expired, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification.

      (d) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

      (e) At no time has the Company or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

      (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under federal or state law.

      (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

      (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of
Section 501(c)(9) of the Code.

      (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

      (j)   Schedule 3.18(j) of the Company Disclosure Schedule discloses each:
(i) agreement with any Manager, Director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or
(C) providing severance benefits or other benefits after the termination of employment of such Manager, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under
Section 280G of the Code; and (iii) agreement or plan binding the Company, including, without limitation, any option plan, equity appreciation right plan, restricted equity plan, equity purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        3.19 PERMITS. Schedule 3.19 of the Company Disclosure Schedule sets forth a list of all material Permits issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted, except for those the absence of which would not have a Material Adverse Effect on the Company. Each such Permit is in full force and effect and to the Company's Knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Except as set forth on Schedule 3.19 of the Company Disclosure Schedule, each such Permit will continue in full force and effect following the Closing.

        3.20 BOOKS AND RECORDS. The minute books and other similar records of the Company contain true and complete records of all material actions taken at any meetings of the Managers or any committee thereof and of all written consents executed in lieu of the holding of any such meetings.

        3.21 BANKING RELATIONSHIPS AND INVESTMENTS. Schedule 3.21 of the Company Disclosure Schedule sets forth an accurate, correct and complete list of all banks and financial institutions in which the Company has an account, deposit, safe-deposit box or borrowing relationship, factoring arrangement or other loan facility or relationship, including the names of all persons authorized to draw on those accounts or deposits, or to borrow under loan facilities, or to obtain access to such boxes. The Company Disclosure Schedule sets forth an accurate, correct and complete list of all certificates of deposit, debt or equity securities and other investments owned, beneficially or of record, by the Company (the "INVESTMENTS"). The Company has good and legal title to all Investments.

        3.22  ENVIRONMENTAL PROTECTION.

      (a) Except as set forth on Schedule 3.22 of the Company Disclosure Schedule, to the Company's Knowledge no substances that are defined by any Governmental Body of the United States concerning the environment as toxic materials, hazardous wastes or hazardous substances (including without limitation any asbestos, oils, petroleum-derived compound or pesticides) (collectively, "HAZARDOUS MATERIALS") are or have been located in, on or about any of the Company's Leased Real Property in contravention of applicable Legal Requirements.

      (b) Except as set forth on Schedule 3.22 of the Company Disclosure Schedule, to the Company's Knowledge: (i) the Company's Leased Real Property has not been used for the storage, manufacture or disposal of Hazardous Materials; (ii) the Company has not used, or provided permission to others to use, its Leased Real Property for the storage, manufacture or disposal of Hazardous Materials; (iii) there are and have been no storage tanks located on any of the Company's Leased Real Property; and (iv) no Hazardous Materials have been transported off site from the Company's leased real property, in contravention of applicable Legal Requirements.

        3.23 DISSENTING INTERESTS. No holder of Membership Interests who has the right to dissent to the Merger and demand payment for such Membership Interests has dissented and demanded payment for the "fair value" of such Membership Interests in accordance with the Wisconsin LLC Act in connection with the Merger, including any such holder that subsequently has withdrawn, failed to perfect or otherwise lost such holder's right to such payment.

        3.24 RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 3.24 of the Company Disclosure Schedule, the Company Contracts do not include any agreement with or any other commitment to (a) any officer or Manager of the Company; (b) any individual related by blood or marriage to any such officer or Manager; (c) any Entity in which the Company or any such officer, Manager or related person has an equity or participating interest or (d) any other Affiliate of the Company.

        3.25 OFFICER AND MANAGER INFORMATION. During the past five (5) years, neither the Company, nor any of its officers or Managers, nor any person intended upon consummation of the Merger to be appointed by the Company to become an officer or director of the Surviving Corporation or Genesis or any successor entity or subsidiary, has been the subject of:

      (a)   a   petition  under  the  federal  bankruptcy  laws  or  any  other insolvency or moratorium law or a petition seeking to appoint a receiver, fiscal agent or similar officer for the business or property of the Company or such person, or any partnership in which the Company or any such person was a general partner at or within two (2) years before the time of such filing, or any corporation or business association of which any such person was an executive officer at or within two years before the time of such filing;

      (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence of an intoxicating substance);

      (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the Company or any such person from, or otherwise limiting, the following activities:

              (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

              (ii)  Engaging in any type of business practice; or

              (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal, state or other securities laws or commodities laws;

      (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of the Company or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

      (e) a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

      (f) a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

        3.26 ACCESS TO INFORMATION. The Company has allowed Genesis and its agents reasonable access to the files, books, records and offices of the Company, including, without limitation, any and all information relating to the Company's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition. The Company has caused its accountants to cooperate with Genesis and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to the Company Financial Statements.

        3.27 DISCLOSURE. The Company has not made any representation, warranty, covenant or statement in this Agreement, or in any of the schedules or exhibits attached to this Agreement, that contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF GENESIS AND GENESIS SUB.

      Each of Genesis and Genesis Sub, jointly and severally, represents and warrants to the Company that, as of the date hereof, the statements contained in this Article 4 are true and correct, except as set forth in the schedule provided by Genesis and Genesis Sub to the Company and attached hereto (the "GENESIS DISCLOSURE SCHEDULE") or in the SEC Reports:

        4.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Genesis is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Genesis Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of Genesis and Genesis Sub has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and proposed to be conducted after the Merger, as applicable;
  (ii) to own and use its assets in the manner in which its assets are currently owned and used and as proposed after the Merger as applicable; and
  (iii) to perform its obligations under all Genesis Contracts. Neither Genesis nor Genesis Sub is and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than any jurisdictions identified in the SEC Reports. Except for Genesis Sub and as otherwise set forth in the SEC Reports, Genesis has no subsidiaries, does not own any controlling interest in any Entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. Except as set forth in the SEC Reports, neither Genesis nor Genesis Sub has agreed and is not obligated to make any future investment in or capital contribution to any Entity.

        4.2 ARTICLES OF INCORPORATION AND BYLAWS. Genesis has delivered to the Company accurate and complete (through the date hereof) copies of the articles of incorporation and bylaws, including all amendments thereto, of Genesis and (ii) the articles of incorporation and bylaws, including all amendments thereto, of Genesis Sub (collectively, the "GENESIS DOCUMENTS"). There has not been any violation of any of the Genesis Documents, and at no time has Genesis taken any action that is inconsistent in any material respect with the Genesis Documents. The books of account, stock records, minute books and other records of Genesis and Genesis Sub are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with Legal Requirements and prudent business practices.

        4.3  CAPITALIZATION.

      (a) Except as set forth in section 4.3(b) below, the authorized capital stock of Genesis consists of: (i) 500,000,000 shares of Genesis Common Stock, of which 10,048 shares are issued outstanding immediately prior to the Closing Date; and (ii) 10,000,000 shares of preferred stock, of which 5,000,000 shares of Series A Preferred Stock are issued and outstanding and 5,000,000 shares of Series B Preferred Stock are issued and outstanding immediately prior to the Closing Date. The authorized capital stock of Genesis Sub consists of (iii) 5,000,000 shares of Genesis Sub Common Stock, of which 1,000 shares are issued and outstanding immediately prior to the Closing Date, all of which are owned by Genesis; and (iv) 1,000,000 shares of preferred stock, of which none are issued and outstanding. All of the outstanding shares of Genesis capital stock and Genesis Sub capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of Genesis capital stock and Genesis Sub capital stock have been issued in compliance with the Genesis Documents and all applicable federal and state securities laws and other applicable Legal Requirements and all requirements set forth in the applicable Genesis Documents, and are owned, beneficially and of record, by those stockholders set forth on the most recent stockholders list held by Genesis transfer agent.

      (b) On November 23, 2009, Genesis filed with the SEC a Preliminary Information Statement on Schedule 14C in which it reported that it had received the requisite board and stockholder approval to increase its authorized shares of common stock and blank check preferred stock to 1.5 billion and 75,000,001, respectively. Genesis received a comment letter from the SEC regarding the above filing, to which it has not yet responded.

      (c) Except with respect to the Genesis Preferred Stock and as set forth in the SEC Reports or the Transaction Documents, there are no, (i) outstanding subscriptions, options, calls, warrants, rights or agreements (whether or not currently exercisable) to acquire any shares of capital stock or other securities of Genesis; (ii) outstanding securities, notes, instruments or obligations that are or may become convertible into or exchangeable for any shares of capital stock or other securities of Genesis; (iii) outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock of Genesis; (iv) contracts (other than this Agreement) under which the Genesis is or may become obligated to sell, transfer, exchange or issue any shares of capital stock or any other securities; (v) agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of capital stock of Genesis; or (vi) conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Genesis.

        4.4 AUTHORIZATION OF TRANSACTION. Each of Genesis and Genesis Sub has all necessary corporate power and authority to enter into and to perform its obligations under the Transaction Documents, and the execution, delivery and performance by Genesis and Genesis Sub of the Transaction Documents have been duly authorized by all necessary action on the part of Genesis and Genesis Sub and their respective board of directors and, in the case of Genesis Sub, the sole stockholder, Genesis. For each of Genesis and Genesis Sub, the Transaction Documents to which each is a party constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        4.5 NONCONTRAVENTION. Neither the execution, delivery or performance of the Transaction Documents, nor the consummation of any of the transactions contemplated thereby, will directly or indirectly (with or without notice or lapse of time): (i) result in a violation of any of the provisions of the Genesis Documents; (ii) to Genesis's or Genesis Sub's Knowledge, result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by the Transaction Documents or to exercise any remedy or obtain any relief under any, Legal Requirement or any Order to which Genesis or Genesis Sub, or any of the assets owned, used or controlled by Genesis or Genesis Sub, is subject; or (iii) result in a violation or breach of, or result in a default under, with or without notice or lapse of time, any provision of any material Genesis Contract.

        4.6  SEC REPORTS; GENESIS FINANCIAL STATEMENTS.

      (a) Genesis has filed all reports (including the Schedule 14C referred to in Section 4.3(b) above) required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since inception (the foregoing materials, together with all documents or reports filed by the Company under the Exchange Act that were not required to be filed, being collectively referred to herein as the "SEC REPORTS" and, together with this Agreement and the Schedules to this Agreement, the "DISCLOSURE MATERIALS"). The SEC Reports: (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Legal Requirements and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in light of the circumstances under which they were made, not misleading.

      (b) The financial statements of Genesis included in the SEC Reports (the "GENESIS FINANCIAL STATEMENTS") comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The Genesis Financial Statements have been prepared in accordance with GAAP, except as may be otherwise specified in the Genesis Financial Statements or the notes thereto, and fairly present in all material respects the assets, liabilities, financial position and results of operations of Genesis as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

        4.7  ABSENCE OF CERTAIN CHANGES.

      (a) Since the Balance Sheet Date, Genesis has conducted its business as ordinarily conducted consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any Material Adverse Effect on Genesis or Genesis Sub.

      (b) Since the Balance Sheet Date, except as disclosed in the SEC Reports and as contemplated by the Merger, Genesis has not issued, transferred, sold, encumbered or pledged the Genesis Common Stock, shares of or other securities (including securities convertible into or exchangeable for, or options or rights to acquire, shares of Genesis Common Stock or other securities) of Genesis.

      (c) Since the Balance Sheet Date, except as disclosed in the SEC Reports and as contemplated by the Merger, Genesis has not entered into or amended any (i) employment agreements or any other type of employment arrangements, (ii) severance or change of control agreements or arrangements, or (iii) deferred compensation agreements or arrangements.

        4.8 UNDISCLOSED LIABILITIES. Neither Genesis nor Genesis Sub has any Liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) Liabilities accrued, reflected, reserved against in the Genesis Financial Statements, (b) Liabilities which have arisen since the Balance Sheet Date, in the ordinary course of business, (c) contractual or statutory Liabilities incurred in the ordinary course of business, the aggregate when combined with those shown in the Financial Statements shall not exceed $10,000, none of which are material in nature and (d) Liabilities which would not have a Material Adverse Effect on Genesis or Genesis Sub.

        4.9  TAX MATTERS.

      (a) All Tax Returns required to be filed by or on behalf of Genesis with any Governmental Body before the Closing Date (the "GENESIS RETURNS"): (i) have been or will be filed on or before the applicable due date (including any extensions of such due date); (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements; and (iii) have been provided or made available to the Company. All Taxes owed by Genesis have been paid when due, whether or not such amounts are shown on any Genesis Returns. The Genesis Financial Statements fully accrue all actual and contingent Liabilities for unpaid Taxes with respect to all periods through the date thereof and Genesis has made adequate provision for unpaid Taxes after that date in its books and records. No Genesis Return is currently under examination or audit by any Governmental Body. No claim or Legal Proceeding is pending or has been threatened against or with respect to Genesis in respect of any Tax. There are no unsatisfied Liabilities for Taxes, including Liabilities for interest, additions to tax and penalties thereon and related expenses, with respect to which any notice of deficiency or similar document has been received by Genesis (other than Liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Genesis and with respect to which adequate reserves for payment have been established). There are no Liens for Taxes upon any of the assets of Genesis except Liens for current Taxes not yet due and payable.

      (b) Genesis Sub is a newly-formed corporation and does not (nor has it ever had) more than nominal assets.

        4.10  [RESERVED]

        4.11 INTELLECTUAL PROPERTY. Genesis does not currently own or have rights to any Intellectual Property other than as disclosed in the SEC Reports.

        4.12 FINDER'S FEES. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by the Transaction Documents based upon any arrangements or agreements made by or on behalf of Genesis or Genesis Sub.

        4.13  LITIGATION.

      (a) Except as disclosed in the SEC Reports, there is no pending Legal Proceeding, and to Genesis's Knowledge, no Person has threatened to commence any Legal Proceeding, that (i) involves or affects Genesis or Genesis Sub or any of the assets owned or used by either of them, or (ii) that challenges the Merger or any of the other transactions contemplated by the Transaction Documents. No Legal Proceeding has ever been commenced that involves or affects Genesis or Genesis Sub or the assets owned by either of them.

      (b) Except as disclosed in the SEC Reports, there are no material agreements or other documents or instruments settling any Legal Proceeding.

        4.14 MERGER SHARES. The Merger Shares have been duly authorized and, when issued in consideration for the conversion of the Membership Interests, as a result of the Merger and pursuant to the terms hereof, will be validly issued, fully paid and non-assessable, and not subject to any Liens, restrictions of any kind, preemptive rights or any other rights or interests of third parties or any other encumbrances, except for applicable securities law restrictions on transfer, including those imposed by Regulation D under the Securities Act ("REGULATION D") or Section 4(2) of the Securities Act and Rule 144 promulgated under the Securities Act and under applicable "blue sky" state securities laws. Assuming that all of the holders of Membership Interests are "accredited investors," as such term is defined in Regulation D, and that all such Persons have complied with all of the terms and conditions of this Agreement, and subject to the completion of applicable state notice filings and the filing of a Form D with the Commission following the Effective Time, the offer and sale of the Merger Shares under this Agreement will be exempt from the registration requirements of the Securities Act and in compliance with all federal and state securities laws.

        4.15 BUSINESS OF GENESIS SUB. Genesis Sub is not and has never been a party to any material agreements and has not conducted any activities other than in connection with the organization of Genesis Sub, the issuance of Genesis Sub Common Stock, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Genesis Sub has not incurred or assumed any expenses or liabilities prior to the Closing.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF GENESIS PREFERRED SHAREHOLDERS

      The Genesis Preferred Shareholders represent and warrant to the Company that, as of the date hereof, the statements contained in this Article 5 are true and correct.

        5.1   The  Genesis  Preferred  Shareholders  are   the  registered  and
  beneficial owner of the Genesis Preferred Stock;

        5.2 Immediately prior to and at the Closing, the Genesis Preferred Shareholders shall be the legal and beneficial owner of the Genesis Preferred Stock;

        5.3 There are no written instruments, buy-sell agreements, voting agreements or other agreements imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to Genesis Preferred Stock or the ownership thereof; and

        5.4 The Genesis Preferred Shareholders has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered hereunder, to consummate the transactions hereby contemplated, and to take all other actions required to be taken by such party pursuant to the provisions hereof.

ARTICLE 6.  CONDITIONS TO CONSUMMATION OF MERGER

        6.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS.

      The respective obligations of each Party to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions unless any such condition is waived, in writing, by the other Party:

      (a) Genesis, Genesis Sub and the Company shall be satisfied that the issuances of the Merger Shares in the transaction shall be exempt from registration with the Commission under Regulation D of the Securities Act and
Section 4(2) of the Securities Act;

      (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall have been issued, nor shall any proceeding brought by any Governmental Body, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or Order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and

      (c) no proceeding in which the Company, Genesis or Genesis Sub shall be a debtor, defendant or party seeking an Order for its own relief or reorganization shall have been brought or be pending by or against the Company, Genesis or Genesis Sub under any United States or state bankruptcy or insolvency law.

        6.2  CONDITIONS TO OBLIGATIONS OF GENESIS AND GENESIS SUB.

      The obligation of each of Genesis and Genesis Sub to consummate the Merger is subject to the satisfaction of the following additional conditions, unless any such condition is waived, in writing, by Genesis:

      (a) this Agreement and the Merger shall have been approved and adopted by (i) the Managers of the Company and (ii) the Members in accordance with the Company's Operating Agreement and the Wisconsin LLC Act;

      (b) the Company shall have obtained all of the waivers, Permits, Consents, assignments, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in the Company Disclosure Schedule, except for any which if not obtained or effected would not have a Material Adverse Effect on the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

      (c)   the  representations  and warranties of the Company  set  forth  in
Article 3 shall be true and correct as of the Closing Date, except for representations and warranties made as of a specified date, which shall be true and correct as of such date;

      (d) the Company shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

      (e) Genesis and Genesis Sub shall have received from the Secretary of the Company a certificate (i) certifying the Company Articles of Organization,
(ii) certifying the Operating Agreement, (iii) certifying the resolutions of the Managers of the Company, (vi) certifying the resolutions of the Members of the Company, and (v) attesting to the incumbency of the officers of the Company;

      (f) Genesis and Genesis Sub shall have received from the President of the Company a certificate certifying (i) the Company has satisfied and complied with all of its obligations under this Agreement which are required to consummate the Merger; and (ii) all of the Company's representations and warranties set forth in this Agreement are true and accurate as of the Closing Date;

      (g) the Company shall have delivered the certificates or other instruments representing the Membership Interests, in the manner described in
Section 2.6(a) hereof, as well as all other documents required to be delivered to Genesis on or before the Closing Date;

      (h) the Company shall have delivered an opinion from its counsel, in the form of opinion annexed hereto as Exhibit B; and

      (i) all actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby, and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Genesis and Genesis Sub and their legal counsel.

        6.3  CONDITIONS TO OBLIGATIONS OF THE COMPANY.

      The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions, unless any such condition is waived, in writing, by the Company:

      (a) this Agreement and the Merger shall have been approved and adopted by (i) the respective boards of directors of Genesis and Genesis Sub and (ii) Genesis, the sole stockholder of Merger Sub in accordance with the NRS;

      (b) Genesis and Genesis Sub shall have obtained all of the waivers, Permits, Consents, approvals or other authorizations, and effected all of the registrations, filings and notices (including, but not limited to any filings that are required pursuant to applicable federal and state securities laws), except for any which if not obtained or effected would not have a Material Adverse Effect on Genesis or Genesis Sub or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

      (c) each of Genesis and Genesis Sub shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

      (d) the representations and warranties of Genesis and Genesis Sub set forth in Article 4 shall be true and correct as of the Closing Date, except for representations and warranties made as of a specified date, which shall be true and correct as of such date;

      (e) the Company shall have received from the Secretary of Genesis a certificate (i) certifying the Articles of Incorporation of Genesis; (ii) certifying the Bylaws of Genesis; (iii) certifying the resolutions of the Board of Directors of Genesis, and (iii) attesting to the incumbency of the officers of Genesis;

      (f) the Company shall have received from the Secretary of Genesis Sub a certificate (i) certifying the Articles of Incorporation of Genesis Sub, (ii) certifying the Bylaws of Genesis Sub, (iii) certifying the resolutions of the Board of Directors and the sole stockholder of Genesis Sub, and (iv) attesting to the incumbency of the officers of Genesis Sub;

      (g) the Company shall have received from the President of Genesis a certificate certifying (i) Genesis has satisfied and complied with all of its obligations under this Agreement which are required to consummate the Merger; and (ii) all of the Genesis' representations and warranties set forth in this Agreement are true and accurate as of the Closing Date;

      (h) the Company shall have received from the President of Genesis Sub a certificate certifying (i) Genesis Sub has satisfied and complied with all of its obligations under this Agreement which are required to consummate the Merger; and (ii) all of the Genesis Sub's representations and warranties set forth in this Agreement are true and accurate as of the Closing Date;

      (i) Genesis shall have delivered all other documents required to be delivered to the Company on or before the Closing Date; and

      (j) all actions to be taken by the Genesis and the Genesis Sub in connection with the consummation of the transactions contemplated hereby, and all certificates, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company.

ARTICLE 7.  POST-CLOSING COVENANTS

        7.1 REGISTRATION. As soon as practicable after the Closing and within sixty (60) days thereafter, Genesis shall file with the SEC a registration statement on Form S-1 (or any successor form thereto)(the "REGISTRATION STATEMENT"), to register: (a) the shares underlying the Genesis Series A and Series B Preferred Stock if such preferred stock has not been previously redeemed, (b) 7500 shares owned by Carl Dilley and/or his assigns (c) shares issued in exchange for debt owed in pursuant to section 10.11; and (d) any such securities that Genesis deems appropriate. Genesis shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable and to cause the Registration Statement to remain effective until the second anniversary of the Closing Date or such shorter time ending when all of the securities covered by the Registration Statement have been sold pursuant thereto (the "EFFECTIVENESS PERIOD"). The holders of such shares shall cooperate fully in the preparation and prosecution of the Registration Statement.

        7.2 SATISFACTION OF CERTAIN COMPANY LIABILITY. Promptly after Closing, Genesis shall issue to Richard Astrom 14,333 Genesis Shares in full satisfaction of that certain debt incurred by the Company in the approximate amount of $43,000.00.

        7.3 REDEMPTION OF PREFERRED STOCK. Upon effectiveness of the Form S-1 referred in Section 7.1 above (the "FORM S-1"), Genesis shall redeem (the "REDEMPTION") all of Genesis' currently outstanding Series A and Series B Preferred Stock. The purchase price shall be: (a) $350,000 cash, (b) 870,000 shares of common stock, to be registered in the Form S-1 pro rata to any shares issued by Genesis in connection with this Transaction. The use of proceeds from the funds raised in the Form S-1 shall be first used to pay the purchase price and redeem the Preferred Stock. At such time that the holder of said Preferred Stock receives the purchase price, said Preferred Stock shall be transferred to Genesis for redemption and cancellation. Christopher Astrom currently holds all such Preferred Stock; namely 5,000,000 shares of the Series A and 5,000,000 shares of Series B Preferred Stock.

        7.4 RESIGNATION OF RICHARD AND CHRISTOPHER ASTROM. At such time as the Redemption closes and the purchase price has been paid as set forth in
  Section 7.3 above, then Richard and Christopher Astrom shall resign as officers and directors of Genesis.

        7.5  [RESERVED]

        7.6 APPOINTMENT OF NEW DIRECTORS OF GENESIS AND THE SURVIVING CORPORATION; RESIGNATION OF SOLE DIRECTOR AND OFFICER OF GENESIS AND THE SURVIVING CORPORATION. Subject to Section 7.4, above, immediately after the Closing of the Merger, the sole director of Genesis and the Surviving Corporation shall appoint the individuals set forth on Exhibit A attached as new directors of Genesis and the Surviving Corporation, respectively, to serve until such time as their successors are duly elected and qualified, and the existing director immediately thereafter shall resign as a director of Genesis and the Surviving Corporation. Furthermore, at such time, the sole officer of Genesis and the Surviving Corporation also shall resign from all positions held by him in Genesis and the Surviving Corporation, respectively. The remaining directors of Genesis and the Surviving Corporation shall thereafter appoint the individuals listed on Exhibit A as the new officers of Genesis and the Surviving Corporation, respectively, to hold such offices also set forth on Exhibit A until such time as their successors are duly elected and qualified.

        7.7 SECURITIES LAWS DISCLOSURE. Genesis shall, within four (4) Business Days after the Closing Date, file a Current Report on Form 8-K (the "FORM 8-K") with the Commission which shall summarize the transactions consummated pursuant to the Transaction Documents. Additionally, as soon as possible, but in any event not more than seventy-five (75) days after the Closing Date, Genesis shall file an amendment to the Form 8-K (the "FORM 8-K AMENDMENT") for the purpose of filing with the Commission the Company Financial Statements, along with any applicable pro forma financial information. In addition, Genesis shall use its best efforts to include in the Form 8-K (i) any material information about the Company and its business that has been provided to management and/or stockholders of Genesis prior to the Merger and (ii) any other material non-public information provided to such Persons; provided, however, that if Genesis is unable to include all of such information in the Form 8-K, for any reason, it shall publicly file such information no later than its filing of the Form 8-K Amendment.

        7.8 NAME CHANGE. Promptly after the Closing, Genesis shall changes its name to: Milwaukee Iron Arena Football, Inc.

        7.9 SECURING OF CONSENTS FOR ASSIGNMENT OF MATERIAL CONTRACTS. Promptly after the Closing, and to the extent that such has not been secured on or prior to the Closing Date, Genesis and/or its applicable subsidiary of the Company shall use its best efforts to secure the consents of the applicable parties to all Material Contracts, as required, in order to comply with the assignment provisions of such Material Contracts.

        7.10 BEST EFFORTS AND FURTHER ASSURANCES. Each of the Parties shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each Party hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

ARTICLE 8.  TERMINATION

        8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

      (a)   mutual agreement of the Parties;

      (b) Genesis, if there has been a material breach by the Company of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company that is not cured, to the reasonable satisfaction of Genesis, within ten business days after notice of such breach is given by Genesis (except that no cure period will be provided for a breach by the Company that by its nature cannot be cured);

      (c) The Company, if there has been a material breach by Genesis of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Genesis that is not cured, to the reasonable satisfaction of the Company , within ten business days after notice of such breach is given by the Company (except that no cure period will be provided for a breach by Genesis that by its nature cannot be cured);

      (d) Any Party, if the Transaction contemplated by this Agreement has not been consummated prior to February 1, 2010 unless the Parties agree to extend such date in writing; or

      (e) Any Party, if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

        8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1 hereto, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations; and notwithstanding anything to the contrary, the Genesis Preferred Shareholders shall be entitled to retain all cash received through the date of termination.

ARTICLE 9.  INDEMNIFICATION REMEDIES, SURVIVAL

        9.1   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

      (a) All representations and warranties of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other Parties to this Agreement, until two (2) years after the Closing Date (the "SURVIVAL PERIOD"), whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period). The Parties post-closing remedies for a breach are not limited by the pre-closing discovery of a breach.

      (b) All covenants of the parties contained in this Agreement shall remain operative for such periods of time as necessary for the applicable Party to fulfill such covenant, unless otherwise agreed in writing by the other Parties.

        9.2 INDEMNIFICATION OF GENESIS AND THE GENESIS PREFERRED SHAREHOLDERS. Subject to any limitations set forth in this Article 9, from and after the Closing Date until the expiration of the Survival Period, the Company shall reimburse and hold harmless Genesis, the Genesis Preferred Shareholders and the following persons existing immediately prior to the Effective Time: (i) Genesis' officers, directors, stockholders, agents and employees and (ii) each person, if any, who controlled Genesis within the meaning of the Securities Act (each such Person and its heirs, executors, administrators, agents, successors and assigns is referred to herein as a "GENESIS INDEMNIFIED PARTY") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, (collectively, "DAMAGES") arising out of (i) any breach of representation or warranty made by the Company in this Agreement, and in any certificate delivered by the Company pursuant to this Agreement, (ii) any breach by the Company of any covenant, obligation or other agreement made the Company in this Agreement, and (iii) a third-party claim based on any acts or omissions by the Company. The foregoing are collectively referred to as the "GENESIS INDEMNITY CLAIMS."

        9.3 INDEMNIFICATION OF THE COMPANY. Subject to any limitations set forth in this Article 9, from and after the Closing Date until the expiration of the Survival Period, Genesis shall reimburse and hold harmless the Company and the following persons existing prior to the Effective Time: (i) the Company's officers, Managers, Members, agents and employees and (ii) each person, if any, who controlled the Company within the meaning of the Securities Act (each such Person and its heirs, executors, administrators, agents, successors and assigns is referred to herein as a "COMPANY INDEMNIFIED PARTY") from and against any and all Damages arising out of (i) any breach of representation or warranty made by Genesis or Genesis Sub in this Agreement, and in any certificate delivered by Genesis or Genesis Sub pursuant to this Agreement, (ii) any breach by Genesis or Genesis Sub of any covenant, obligation or other agreement made by either of them in this Agreement, and (iii) a third-party claim based on any acts or omissions by Genesis or Genesis Sub. The foregoing are collectively referred to as the "COMPANY INDEMNITY CLAIMS." The Company Indemnity Claims together with the Genesis Indemnity Claims are collectively referred to as the "INDEMNITY CLAIMS."

        9.4 GENERAL NOTICE AND PROCEDURAL REQUIREMENTS FOR INDEMNITY CLAIMS. Notwithstanding the foregoing, the party or person having the indemnity obligation under this Article 9 (the "INDEMNIFYING PARTY"), shall be obligated to indemnify and hold harmless the party or person entitled to indemnity under this Article 9 (the "INDEMNIFIED PARTY"), only with respect to any Indemnity Claims of which the Indemnified Party notifies with specificity the Indemnifying Party in accordance with Section 10.8 of this Agreement and, if applicable, within the following time period: (i) with regard to any representation or warranty under this Agreement, prior to the end of the Survival Period of such representation or warranty (unless such Indemnity Claim relates to a claim arising prior to the termination of the Survival Period, in which case the time period shall be extended to thirty
  (30) days after such Indemnity Claim is first received by an Indemnified Party); or (ii) with regard to any covenant under this Agreement which by its terms expires, prior to the end of the survival period relating to such covenant (unless such Indemnity Claim relates to a claim arising prior to the termination of the applicable survival period, in which case the time period shall be extended to thirty (30) days after such Indemnity Claim is first received by an Indemnified Party).

        9.5  NOTICE AND PROCEDURAL REQUIREMENTS FOR THIRD PARTY CLAIMS.

      (a) If a complaint, claim or legal action is brought by a third party (a "THIRD PARTY CLAIM") as to which an Indemnified Party is entitled to indemnification, the Indemnified Party shall give written notice of such Third Party Claim to the Indemnifying Party in accordance with Section 10.8 of this Agreement promptly after the Indemnified Party receives notice thereof, which notice shall include a copy of any letter, complaint or similar writing received by the Indemnified Party; provided however, that any failure to provide or delay in providing such information shall not constitute a bar or defense to indemnification except to the extent the Indemnifying Party has been prejudiced thereby.

      (b) The Indemnifying Party shall have the right to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election so to assume the defense of such Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim except as hereinafter provided. If the Indemnifying Party elects to assume such defense and select counsel, the Indemnified Party may participate in such defense through its own separate counsel, but the fees and expenses of such counsel shall be borne by the Indemnified Party unless: (i) otherwise specifically agreed by the Indemnifying Party; or (ii) counsel selected by the Indemnifying Party determines that because of a conflict of interest between the Indemnifying Party and the Indemnified Party such counsel for the Indemnifying Party cannot adequately represent both parties in conducting the defense of such action. In the event the Indemnified Party maintains separate counsel because counsel selected by the Indemnifying Party has determined that such counsel cannot adequately represent both parties because of a conflict of interest between the Indemnifying Party and the Indemnified Party, then the Indemnifying Party shall not have the right to direct the defense of such Third Party Claim on behalf of the Indemnified Party.

      (c) The failure of the Indemnifying Party to notify an Indemnified Party of its election to defend such Third Party Claim within thirty (30) days after notice thereof was given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its rights to defend such Third Party Claim.

      (d) If the Indemnifying Party assumes the defense of a Third Party Claim, the obligations of the Indemnifying Party shall include taking all steps necessary in the defense of such Third Party Claim and holding the Indemnified Party harmless from and against any and all Damages caused or arising out of any settlement approved by the Indemnified Party or any judgment in connection with the claim or litigation.

      (e) If the Indemnifying Party does not assume the defense of such Third Party Claim in accordance with this Section 9.5, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate; provided, however, that the Indemnified Party may not settle such Third Party Claim without the prior written consent of the Indemnifying Party; provided that the Indemnifying Party may not withhold such consent unless it has provided security of a type and in an amount reasonably acceptable to the Indemnified Party for the payment of its indemnification obligations with respect to such Third Party Claim. The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of Damages caused or arising out of any judgment rendered with respect to such Third Party Claim, and for all costs and expenses incurred by the Indemnified Party in the defense of such claim.

      (f) The Indemnifying Party may settle any Third Party Claim in its sole discretion without the prior written consent of the Indemnified Party, provided that such settlement involves only the payment of cash by the Indemnifying Party to the claimant and does not impose any other obligation on the Indemnifying Party or any liability or obligation on the Indemnified Party.

        9.6 NOTICE AND PROCEDURAL REQUIREMENTS FOR DIRECT CLAIMS. Any claim for indemnification by an Indemnified Party on account of Damages which do not result from a Third Party Claim (a "DIRECT CLAIM") shall be asserted by giving the Indemnifying Party reasonably prompt notice thereof in accordance with Section 10.8 of this Agreement; provided, however, that any failure to provide, or delay in providing, such notification shall not constitute a bar or defense to indemnification except to the extent the Indemnifying Party has been prejudiced thereby. After receiving notice of a Direct Claim, the Indemnifying Party will have a period of thirty (30) days within which to respond in writing to such Direct Claim. If the Indemnifying Party rejects such claim or does not respond within such thirty (30) day period (in which case the Indemnifying Party will be deemed to have rejected such claim), the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this
  Article 9.

ARTICLE 10. MISCELLANEOUS

        10.1 NO THIRD PARTY BENEFICIARIES. Except as may otherwise be specifically provided in this Agreement, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

        10.2 ENTIRE AGREEMENT. This Agreement, the Company Disclosure Schedule, the Genesis Disclosure Schedule, along with all other schedules and exhibits hereto, constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

        10.3 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors, heirs, legal representatives and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

        10.4 PUBLIC ANNOUNCEMENT. Promptly after the Closing of the Merger, Genesis and the Surviving Corporation will issue a press release announcing the Merger. Thereafter, Genesis and the Surviving Corporation may issue such press releases, and make such other disclosures regarding the Merger, as each determines are required under applicable securities laws or regulatory rules. Any press releases by Genesis will be filed under a Current Report on Form 8-K with the SEC.

        10.5 CONFIDENTIALITY. Genesis and the Company each recognize that they have received confidential information concerning the other during the course of the Merger negotiations and preparations. Accordingly, Genesis and the Company each agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this Section 10.5 will not apply to information that (i) is or becomes part of the public domain,
  (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party, or (iv) is required to be disclosed by law, including with the SEC.

        10.6 COUNTERPARTS, FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

        10.7 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.8 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:
  (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day; (iii) three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this
  Section 10.8):

      If to the Company:
            Milwaukee Iron Arena Football, Inc.,
            259 South Street
            Waukesha, WI 53186
            Facsimile:
            Attn:  Andrew A. Vallozzi III

            Milwaukee Iron Arena Football, Inc.
            259 South Street
            Waukesha, WI 53186
            Facsimile:
            Attn:  Andrew A. Vallozzi III

     Copy to:
            Alexander E. Kuhne, PC
            330 East Maple Road, Suite 289
            Birmingham, MI 48009-6313
            Facsimile:  248-646-8337

      If to the Genesis or Merger Sub:
            Genesis Capital Corporation of Nevada
            11415 NW 123rd Lane
            Reddick, FL  32686
            Facsimile:    305-513-5139
            Attn: Richard Astrom

      Copy to:
            Legal & Compliance, LLC
            330 Clematis Street, Suite 214,
            West Palm Beach, FL 33401
            Facsimile: (561) 514-0832
            Attn:  Laura E. Anthony, Esq.

        10.9 GOVERNING LAW; JURISDICTION; ARBITRATION. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defence of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, Managers, officers, shareholders, Members, employees or agents) shall be submitted to binding arbitration with the American Arbitration Association and shall be commenced exclusively in Marion County in the State of Florida.

        10.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

        10.11 EXPENSES; ATTORNEY'S FEES. The Company shall be responsible for all of the expenses (including Genesis' and Genesis Sub's) incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, printers, accountants, etc. (the "Transaction Expenses"). Prior to the Closing, Genesis will provide to the Company an itemized and complete list (the "Transaction Expenses List") of all Transaction Expenses incurred or to be incurred by it prior to or in connection with the Closing. Any of such Transaction Expenses that were not paid by the Company prior to the Closing shall become a current liability of Genesis to be paid from the proceeds raised from the Form S-1, to the extent that such Transaction Expenses do not exceed $250,000. Notwithstanding the foregoing, if any Party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party in such legal action shall be entitled to recover from the other Party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

        10.12 CONSTRUCTION. The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and the other Transaction Documents and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

        10.13 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits, the Schedules, the Genesis Disclosure Schedule and the Company Disclosure
  Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.



[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

GENESIS CAPITAL CORPORATION OF NEVADA:


By:	--------------------
Name:	Richard Astrom
Title: 	Chief Executive Officer


GENESIS CAPITAL ACQUISITION CORP.

By:	--------------------
Name: 	Richard Astrom
Title: 	Chief Executive Officer


THE GENESIS PREFERRED SECURITYHOLDER

--------------------
Christopher Astrom



MILWAUKEE IRON PROFESSIONAL ARENA FOOTBALL, LLC

By:	--------------------
Name:	--------------------
Title:	--------------------

WISCONSIN PROFESSIONAL ARENA FOOTBALL INVESTMENT LLC

By:	--------------------
Name:	--------------------
Title:	--------------------

EXHIBITS AND SCHEDULES

         Exhibit A        - Officers and Directors to be Appointed after
		            Closing of Merger
         Exhibit B        - Company Legal Opinion (Section 6.2(h))
         Schedule 2.4(c)  - Allocation of Merger Shares to Company Members
         Schedule 3.1     - Company Foreign Jurisdictions; Subsidiaries
         Schedule 3.3(a)  - Company Members and Ownership List
         Schedule 3.3(b)  - Company Warrants, Options and other obligations to
         		    issue
                            Membership Interests
         Schedule 3.6     - Company Financial Statements - Years Ended
         		    September 30, 2008, 2009 and three month period ended December 31, 2009
         Schedule 3.8     - Liabilities
         Schedule 3.10(a) - Company Personal Property
         Schedule 3.10(b) - Company Owned Real Property
         Schedule 3.10(c) - Company Leased Real Property
         Schedule 3.11    - Company Intellectual Property
         Schedule 3.12    - Company Material Contracts
         Schedule 3.13    - Company Brokers
         Schedule 3.14(a) - Company Insurance Policies
         Schedule 3.15(a) - Company Litigation
         Schedule 3.15(b) - Company Litigation related Documents
         Schedule 3.16    - Company Legal Violations
         Schedule 3.17    - Company Recent Employee Terminations
         Schedule 3.18(a) - Company Employee Benefit Plans
         Schedule 3.18(j) - Company Arrangements with Employees
         Schedule 3.19    - Company Permits
         Schedule 3.21    - Company Banking Relationships
         Schedule 3.22    - Company Environmental Protection
         Schedule 3.24    - Company Related Party Transactions

                                  EXHIBIT A:
        OFFICERS AND DIRECTORS TO BE APPOINTED AFTER CLOSING OF MERGER

Genesis Acquisition Sub Directors:


                              Christopher Astrom
                                Richard Astrom


Genesis Acquisition Sub Officers:
                              Christopher Astrom
                                Richard Astrom

Surviving Corporation Directors:


                              Andrew Vallozzi III
                                  Jason Clark
                                  Todd Hansen
                                 Chris Rebholz
                                Larry Schroeder

Surviving Corporation Officers:


                        Andrew Vallozzi III as Chairman
                           Jason Clark as Secretary
                           Todd Hansen as Treasurer


  NOTE THAT IN ACCORDANCE WITH SECTION 7.4 OF THE MERGER AGREEMENT, RICHARD ASTROM AND CHRISTOPHER ASTROM SHALL REMAIN THE SOLE OFFICERS AND DIRECTORS OF GENESIS CAPITAL CORPORATION OF NEVADA, INC. (PARENT CORPORATION) UNTIL SUCH TIME AS THE PREFERRED STOCK HAS BEEN REDEEMED IN ACCORDANCE WITH SECTION 7.3.

                                  EXHIBIT B:
                             COMPANY LEGAL OPINION



                                 See Attached.

                                SCHEDULE 2.4(c)
                ALLOCATION OF MERGER SHARES TO COMPANY MEMBERS


Andrew Vallozzi III            1,437,808
Andrew A Vallozzi IV           125,000
Amanda M Vallozzi              125,000
Allicia N Vallozzi             125,000
Micheal Whiteley               1,326,355
Williams Ryan Whiteley         125,000
Capri Marie Whiteley           125,000
Todd Hansen                    1,812,808
David Colletti                 1,458,128
Gary Miller                    1,208,128
Jaclyn M Miller                125,000
Jason R Miller                 125,000
Michael Carpenter              1,458,128
Terschan / Steinle             1,773,399
Tracy Weber                    1,536,946
William Halquist               1,300,493
David Bahl                     1,773,399
Christopher Rebholz            1,773,399
Rotherhams, LLC                709,360
Lawrence Moon                  1,773,399
Bradley LaCombe                1,300,493
Craig Magnuson                 1,418,719
David Moxom                    472,906
Howard & Daniel Schnoll        118,227
Jason Clark                    236,453
Cast Iron Club                 236,453
HBA Management, LLC            1,200,000
Toby Management, LLC           1,200,000
Bruce Baker                    1,313,000
Michael Lee                    1,063,000
Franklin Griffith & Associates 264,000
                               29,040,000

                                 SCHEDULE 3.1:
                  COMPANY FOREIGN JURISDICTIONS; SUBSIDIARIES

                                     None.

                               SCHEDULE 3.3(a):
                      COMPANY MEMBERS AND OWNERSHIP LIST

Andrew Vallozzi           7.55%
Micheal Whiteley          6.57%
Todd Hansen               7.55%
Dave Colletti             6.08%
Gary Miller               6.08%
Mike Carpenter            6.08%
Terschan / Steinle        7.39%
Tracy Weber               6.40%
Bill Halquist             5.42%
Dave Bahl                 7.39%
Chris Rebholz             7.39%
Rotherhams                2.96%
Larry Moon                7.39%
Brad LaCombe              5.42%
Craig Magnuson            5.91%
Dave Moxom                1.97%
Howard  & Daniel Schnoll  0.49%
Jason Clark               0.99%
Cast Iron Club            0.99%
                    	100.00%

                               SCHEDULE 3.3(b):
                         COMPANY WARRANTS, OPTIONS AND
                OTHER OBLIGATIONS TO ISSUE MEMBERSHIP INTERESTS

                                     None.

                                 SCHEDULE 3.6:
                 COMPANY FINANCIAL STATEMETNS FOR YEARS ENDED
                       SEPTEMBER 30, 2008 AND 2009, AND
                  THREE MONTH PERIOD ENDED DECEMBER 31, 2009


                                 See Attached.

                                 SCHEDULE 3.8:
                                  LIABILITIES

                           Please see Schedule 3.6.

                               SCHEDULE 3.10(a):
                           COMPANY PERSONAL PROPERTY

                           Please see Schedule 3.6.

                               SCHEDULE 3.10(b):
                          COMPANY OWNED REAL PROPERTY

                           Please see Schedule 3.6.

                               SCHEDULE 3.10(c):
                          COMPANY LEASED REAL ESTATE

                           Please see Schedule 3.6.

                                SCHEDULE 3.11:
                         COMPANY INTELLECTUAL PROPERTY

  Team name and all related branding elements, including logos and colors and related trademarks and service marks, and all proprietary intellectual property, including web site and all ancillary information, including player and team operating information.

       See following information from U.S. Patent and Trademark Office.

WORD MARK      	MILWAUKEE IRON

---------------	---------------------------------------------------------------
GOODS AND
SERVICES	IC  016.  US  002  005  022  023  029  037  038 050. G & S:
		General Merchandise catalogs, bumper stickers, appliques in the form of decals, writing pads and pens, pencils, sports trading cards, posters, calendars, paper stickers, printed event admission tickets, and paper pennants. FIRST USE: 20080807. FIRST USE IN COMMERCE: 20080807

		IC 025. US 022 039. G & S: Men's women's and children's clothing, namely player uniforms, namely, footwear, jersey tops and pants; cheerleader uniforms; replica uniform shirts, coaches caps, wool hats, painters caps, baseball caps, visors, headbands, belts, t-shirts, tank tops, golf shirts, sweaters, sweatshirts, leather jackets, neckties, coats, shorts, sweatpants, pants, socks, and underwear. FIRST USE: 20080807. FIRST USE IN COMMERCE: 20080807

		IC 041. US 100 101 107. G & S: Entertainment  Services, namely,
		organizing   and  presenting   FOOTBALL  games   before   lives
		audiences, and on television, radio and global computer network
		display. FIRST USE: 20080807. FIRST USE IN COMMERCE: 20080807
---------------	---------------------------------------------------------------
MARK DRAWING   	(3) DESIGN PLUS WORDS, LETTERS, AND/OR NUMBERS
CODE
---------------	---------------------------------------------------------------
DESIGN SEARCH  	01.15.05 - Smoke; Steam; Vapor
CODE           	03.05.01 - Horses
               	03.05.16 - Heads of horses, donkeys, zebras
---------------	---------------------------------------------------------------
TRADEMARK      	ANI-MAMM Mammalia;accuracte depiction of  warm-blooded  animals
SEARCH FACILITY	except for human beingsINAN Inanimate objects such as lighting,
CLASSIFICATION	clouds, footprints, atomic configurations, snowflakes,rainbows,
CODE		flames
---------------	---------------------------------------------------------------
SERIAL NUMBER  	76693381
---------------	---------------------------------------------------------------
FILING DATE   	October 6, 2008
---------------	---------------------------------------------------------------
CURRENT FILING 	1A
BASIS
---------------	---------------------------------------------------------------
ORIGINAL FILING	1B
BASIS
---------------	---------------------------------------------------------------
PUBLISHED FOR  	February 24, 2009
OPPOSITION
---------------	---------------------------------------------------------------
REGISTRATION   	3664016
NUMBER
---------------	---------------------------------------------------------------
REGISTRATION   	August 4, 2009
DATE
---------------	---------------------------------------------------------------
OWNER          	(REGISTRANT) AF2 ENTERPRISES,  LLC  LIMITED  LIABILITY  COMPANY
	        DELAWARE 200 SOUTH MICHIGAN AVE. STE 1200 CHICAGO ILLINOIS60604
---------------	---------------------------------------------------------------
DISCLAIMER     	NO  CLAIM  IS  MADE  TO  THE EXCLUSIVE RIGHT TO USE "MILWAUKEE"
		APART FROM THE MARK AS SHOWN
---------------	---------------------------------------------------------------
DESCRIPTION OF 	Color  is  not  claimed  as  a  feature  of  the mark. The mark
MARK           	consists of a stylized head of a horse along with  the  wording
		"MILWAUKEE IRON".
---------------	---------------------------------------------------------------
TYPE OF MARK   	TRADEMARK. SERVICE MARK
---------------	---------------------------------------------------------------
REGISTER       	PRINCIPAL
---------------	---------------------------------------------------------------
LIVE/DEAD      	LIVE
INDICATOR
---------------	---------------------------------------------------------------

                                SCHEDULE 3.12:
                          COMPANY MATERIAL CONTRACTS


                                     None.

                                SCHEDULE 3.13:
                                COMPANY BROKERS

                                     None.

                               SCHEDULE 3.14(a):
                          COMPANY INSURANCE POLICIES


                                 See Attached.

                               SCHEDULE 3.15(a):
                              COMPANY LITIGATION

The following is summary information on the cases currently in active litigation against either Milwaukee Iron Professional Arena Football, LLC or Wisconsin Professional Arena Football Investment, LLC.. Defenses for both of the cases are being handled by the law firm of Terschan, Steinle & Ness.

CHRISTINA FLOWERS V. MILWAUKEE IRON ORGANIZATION   EEOC  CHARGE NO.:  443-2009-
02500C
This case is an EEOC complaint (improperly naming "Milwaukee Iron Organization", which does not exist as such) by a former cheerleader for the Milwaukee Iron who was terminated on April 29, 2009. Ms. Flowers is claiming that the termination was based upon racial discrimination. As can be seen by the Answer, we are of the opinion that the claim is meritless. (See attached Charge and Answer.)

CATERING SPECIALTIES, INC. V. MILWAUKEE IRON PROFESSIONAL ARENA FOOTBALL, LLC. MILWAUKEE COUNTY CIRCUIT COURT CASE NO.: 10-CV-26.
This case is a claim for $9,000 by a vendor for the defendant Company. We are informed that Company is in the process of attempting to resolve that case through payment to the vendor as soon as available funding is procured. (See Attached Complaint and Answer.)

                               SCHEDULE 3.15(B):
                     COMPANY LITIGATION-RELATED DOCUMENTS

                                 See Attached.